Exhibit 99.2

FOR IMMEDIATE RELEASE

Colony Financial, Inc. Completes Combination with Colony Capital, LLC to Form Colony Capital, Inc.

Los Angeles, April 2, 2015—Colony Financial, Inc. (NYSE: CLNY) (the “Company”) announced today that it completed the combination with Colony Capital, LLC, the parent company of its manager, including the contribution of substantially all of Colony Capital, LLC’s real estate and investment management business and operations. The transaction was approved by an overwhelming majority of its shareholders at the Special Meeting on March 31, 2015 in accord with the prior approval and recommendation of a special committee comprised of independent and disinterested members of CLNY’s board of directors.

As a result of the transaction, the Company, which has been renamed Colony Capital, Inc., becomes an internally-managed real estate and investment management company with more than 300 employees in 14 offices around the globe. The Company will continue to be listed as a publicly-traded real estate investment trust on the New York Stock Exchange under the same ticker symbol, “CLNY”.

The Company will now hold and conduct Colony Capital’s real estate and investment management business and operations. The transaction included the formation of an umbrella partnership real estate investment trust (UPREIT) with a subsidiary operating partnership that holds all the assets and directly or indirectly conducts substantially all the business of the Company. The UPREIT structure is tax efficient and provides the Company with more competitive options when making investments. While the Company continues to hold its significant ownership stake in Colony American Homes (“CAH”) and will receive certain cost reimbursements under a transitional services agreement with CAH, it will not acquire Colony Capital, LLC’s ownership interest in CAH or receive management fees from CAH due to the internalization of CAH’s management in November 2014.

The combined company will be led by Colony Capital’s key professionals, including Executive Chairman Thomas J. Barrack, Jr. and Chief Executive Officer Richard B. Saltzman, who have both entered into five-year employment agreements with the Company.

“This combination allows Colony Capital to expand its unique global culture and brand by utilizing its strong balance sheet to create bespoke investment products and platforms in real assets and at opportunistic points in cycles and geographies,” Mr. Barrack said.

“The transaction is seamless for Colony’s employees,” Mr. Saltzman said. “It is business as usual with minimal integration logistics as everyone already works together as a team, albeit previously across separate legal entities.”

Mr. Saltzman noted that the Company plans to continue Colony Capital’s role of forming the general partner or sponsor of private equity funds and other investment vehicles, allowing the Company to capture fees and carried interest from the funds and vehicles it sponsors and manages. Furthermore, the Company intends to invest primarily through these sponsor positions prospectively as opposed to just directly in assets, which the Company expects to generate more accretive economics for its shareholders while simultaneously providing substantially greater alignment for limited partners and other investors in those funds and vehicles.

About Colony Capital, Inc.

Colony Capital, Inc. is a leading global real estate and investment management firm headquartered in Los Angeles, California with 14 offices in 10 countries and more than 300 employees. Prior to its combination with Colony Financial, Inc. in 2015, Colony Capital, LLC sponsored $24 billion of equity across a variety of distinct funds and investment vehicles that collectively invested over $60 billion of total capital. The Company targets attractive risk-adjusted investment returns and its portfolio is primarily composed of: (i) general partner interests in Company sponsored private equity funds and vehicles; (ii) real estate equity; and (iii) real estate and real estate-related debt. The Company has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. For more information, visit www.colonyinc.com.

Advisors

Morgan Stanley & Co. LLC acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the transaction. Wachtell, Lipton, Rosen & Katz acted as legal advisor to the Special Committee of the Board of Directors in connection with the transaction. Hogan Lovells acted as legal advisor to the Company in connection with the transaction. Goldman, Sachs & Co. acted as financial advisor to Colony Capital, LLC in connection with the transaction. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Colony Capital, LLC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement.

Neither the Company nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of this communication. The Company is not under any duty to update any of these forward-looking statements after the date of this communication, nor to conform the Company’s prior statements to actual results or revised expectations, and the Company does not intend to do so.

Contacts

Investor Contact:

Addo Communications, Inc.

Lasse Glassen

310-829-5400

lasseg@addocommunications.com

or

Media Contact:

Owen Blicksilver P.R., Inc.

Caroline Luz

203-656-2829

caroline@blicksilverpr.com

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